Exhibit 99.1

Press Release

State Street Global Advisors and World Gold Council Announce Reverse Share Split for SPDR® Gold MiniSharesSM

BOSTON February 4, 2022 – State Street Global Advisors, the asset management business of State Street Corporation (NYSE: STT) and World Gold Council, the market development organization for the gold industry, today announced a reverse share split for the SPDR Gold MiniShares Trust (GLDM) to potentially reduce trading costs for investors. Shares of the fund will trade at its post-reverse split price effective as of February 23, 2022.

The split, detailed below, does not affect the total net asset value of GLDM.

Fund Name	Ticker	Reverse Split Ratio
SPDR® Gold MiniShareSM Trust	GLDM	1:2

“With over $4 billion in assets under management, GLDM is the industry leader in providing low-cost access to gold,” said Sue Thompson, head of SPDR Americas Distribution at State Street Global Advisors. “The reverse share split is designed to lower shareholders’ total cost of ownership by reducing trading costs that may be incurred when buying and selling shares.”

Alongside this reverse split, effective February 23, 2022, the total expense ratio (“TER”) on GLDM will be reduced to 10 basis points (bps), further lowering the overall total cost of ownership for investors.

Once implemented, the reverse share split will increase the share price of GLDM and reduce the number of outstanding shares. The total value of shares outstanding and the total value of a shareholder’s investment in the fund will not be affected by the reverse split.

About SPDR Exchange Traded Funds

SPDR ETFs are a comprehensive family spanning an array of international and domestic asset classes. SPDR ETFs are sponsored by affiliates of State Street Global Advisors. The funds provide investors with the flexibility to select investments that are aligned to their investment strategy. For more information, visit www.ssga.com/etfs.

About State Street Global Advisors

For four decades, State Street Global Advisors has served the world’s governments, institutions and financial advisors. With a rigorous, risk-aware approach built on research, analysis and market-tested experience, we build from a breadth of active and index strategies to create cost-effective solutions. As stewards, we help portfolio companies see that what is fair for people and sustainable for the planet can deliver long-term performance. And, as pioneers in index, ETF, and ESG investing, we are always inventing new ways to invest. As a result, we have become the world’s fourth-largest asset manager* with US $4.14 trillion† under our care.

*	Pensions & Investments Research Center, as of 12/31/20.
†

This figure is presented as of December 31, 2021 and includes approximately $61.43 billion of assets with respect to SPDR products for which State Street Global Advisors Funds Distributors, LLC (SSGA FD) acts solely as the marketing agent. SSGA FD and State Street Global Advisors are affiliated.

About World Gold Council

The World Gold Council is the market development organization for the gold industry. Our purpose is to stimulate and sustain demand for gold, provide industry leadership, and be the global authority on the gold market.

We develop gold-backed solutions, services and products, based on authoritative market insight and we work with a range of partners to put our ideas into action. As a result, we create structural shifts in demand for gold across key market sectors. We provide insights into the international gold markets, helping people to understand the wealth preservation qualities of gold and its role in meeting the social and environmental needs of society.

The membership of the World Gold Council includes the world’s leading and most forward-thinking gold mining companies.

Important Risk Disclosures

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

All information is from SSGA unless otherwise noted and has been obtained from sources believed to be reliable, but its accuracy is not guaranteed. There is no representation or warranty as to the current accuracy, reliability or completeness of, nor liability for, decisions based on such information and it should not be relied on as such.

The information provided does not constitute investment advice and should not be relied upon as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor.

Investing involves risk including the risk of loss of principal.

Investing involves risk, and you could lose money on an investment in SPDR® Gold MiniShareSM Trust (“GLDMSM ” or “GLDM”), a series of the World Gold Trust.

ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs’ net asset value. Brokerage commissions and ETF expenses will reduce returns.

Commodities and commodity-index linked securities may be affected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities.

Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs.

Diversification does not ensure a profit or guarantee against loss.

Investing in commodities entails significant risk and is not appropriate for all investors.

Important Information Relating to GLDMSM :

The World Gold Trust has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the World Gold Trust has filed with the SEC for more complete information about GLDM and this offering. Please see the GLDM prospectus for a detailed discussion of the risks of investing in GLDM shares. The GLDM prospectus is available by clicking here. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, GLDM or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053.

GLDM is not an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and is not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, shareholders of GLDM do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA.

GLDM shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLDM shares relates directly to the value of the gold held by GLDM (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLDM does not generate any income, and as GLDM regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Share will decline over time to that extent.

The World Gold Council name and logo are a registered trademark and used with the permission of the World Gold Council pursuant to a license agreement. The World Gold Council is not responsible for the content of, and is not liable for the use of or reliance on, this material. World Gold Council is an affiliate of GLDM’s sponsor.

MiniSharesSM and GLDMSM are service marks of WGC USA Asset Management Company, LLC used with the permission of WGC USA Asset Management Company, LLC.

Standard & Poor’s®, S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index.

The trademarks and service marks referenced herein are the property of their respective owners. Third party data providers make no warranties or representations of any kind related to the accuracy, completeness or timeliness of the data and have no liability for damages of any kind related to the use of such data.

For more information, please contact the Marketing Agent for GLDM: State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA, 02210; T: +1 866 320 4053 spdrgoldshares.com

As with all stocks, you may be required to deposit more money or securities into your margin account if the equity, including the amount attributable to your ETF shares, declines. This only applies to investors who trade with margin.

Before investing, consider the fund’s investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 1-866-787-2257 or visit www.ssga.com. Read it carefully.

Not FDIC Insured • No Bank Guarantee • May Lose Value

State Street Global Advisors, 1 Iron Street, Boston, MA 02210-1641

© 2022 State Street Corporation.

All Rights Reserved.

4234765.1.1.AM.RTL Exp. Date: 02/28/2023